                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 August 26, 2003
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                Date of Report (Date of earliest event reported)

                        Livestar Entertainment Group Inc.
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             (Exact name of registrant as specified in its charter)

                                     Nevada
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                 (State or other jurisdiction of incorporation)

        000-27233                                           98-0204736
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(Commission File Number)                       (IRS Employer Identification No.)

   62 West 8th Avenue, 4th Floor, Vancouver, British Columbia, Canada V5Y 1M7
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              (address of principal executive offices) (Zip Code)

                                 (702) 312-6255
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               (Registrants telephone number, including area code)

Item 5.  Other Events.

        On August 26, 2003, the Registrant entered into a form of Memorandum of
Understanding ("MOU") with TCAL Investment Group, based in Toronto, Canada, a full and complete copy of which is attached to this Form 8-K as an exhibit.

        Among other aspects of the MOU, the TCAL Investment Group have indicated
an interest to the Registrant, to acquire a controlling interest of the outstanding shares of the Registrant, by way of an offer to purchase such shares, subject to the completion of negotiations and due diligence between the parties to the proposed transaction. The MOU reflects that it is currently the intention of the TCAL Investment Group, to follow its due diligence and negotiations by a formal purchase or tender offer of the Registrant's shares, under the relevant provisions of the Williams Act, Section 14 of the Securities
Act of 1934, as amended.

        Other aspects of the MOU recite a variety of synergistic developments that the TCAL Investment Group and the Registrant currently have under discussion with a view towards continued growth and development of the
Registrant's entertainment and nightclub development business activities.

Item 7.  Exhibits.

Exhibit
  No.                         Description
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2.1         Press Release Issued By The Registrant Dated August 26, 2003;

2.2         Memorandum of Understanding Entered Into Between The Registrant
            And TCAL Investment Group Dated August 25, 2003.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Livestar Entertainment Group Inc.

 Date:  August 26, 2003                   By:    /s/ Ray Hawkins
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                                                     Ray Hawkins
                                                     Chief Executive Officer